UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

WEATHERFORD INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Switzerland	1-34258	98-0606750
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4-6 Rue Jean-Francois Bartholoni, 1204 Geneva, Switzerland	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Telephone number, area code: 41.22.816.1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K are (i) the Company’s consolidated Swiss statutory financial statements, which comprise the balance sheets as of December 31, 2011 and 2010 and the related consolidated statements of operations, shareholder’s equity, and cash flows and notes thereto for each of the three years in the period ended December 31, 2011 and (ii) the Company’s standalone Swiss statutory financial statements which comprise the balance sheet, statement of income and notes thereto for the year ended December 31, 2011, which financial statements and reports thereon are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

99.1	Consolidated Swiss statutory financial statements of Weatherford International LTD. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2011 and 2010 and the related consolidated statements of operations, shareholders equity and cashflows and notes thereto for each of the three years in the period ended December 31, 2011.

99.2	Standalone Swiss statutory financial statements of Weatherford International LTD. which comprise the balance sheet, statement of income and notes for the year ended December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.

Dated: March 15, 2012	/s/ Andrew P. Becnel
Andrew P. Becnel
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBIT

Number	Exhibit

99.1	Consolidated Swiss statutory financial statements of Weatherford International LTD. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2011 and 2010 and the related consolidated statements of operations, shareholders’ equity and cash flows and the notes thereto for each of the three years in the period ended December 31, 2011.

99.2	Standalone Swiss statutory financial statements of Weatherford International LTD. which comprise the balance sheet, statement of income and notes for the year ended December 31, 2011.